Exhibit 10.5.3
Safeguard Scientifics, Inc., a Pennsylvania corporation (the “Company”), hereby grants to the grantee named below (“Grantee”) an option (this “Option”) to purchase the total number of shares shown below of Common Stock of the Company (the “Shares”) at the exercise price per share set forth below, subject to all of the terms and conditions on the subsequent pages of this Stock Option Grant Certificate and the 2004 Equity Compensation Plan (the “Plan”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan. The terms and conditions set forth on the subsequent pages hereto and the terms and conditions of the Plan are incorporated herein by reference. This Stock Option Grant Certificate shall constitute the “Agreement” for this Option as such term is used in the Plan.

Grant Date:	June 30, 2008

Type of Option:	Nonqualified Stock Option

Shares Subject to Option:	375,000

Exercise Price Per Share:	$1.275

Term of Option:	8 years
Shares subject to issuance under this Option shall vest solely as provided in Section 3 of this Stock Option Grant Certificate.
The Company shall have the right, without the consent of Grantee, to amend the terms of this Stock Option Grant Certificate to the extent necessary or appropriate, as determined by the Company in its sole discretion, to conform to Section 409A of the Internal Revenue Code of 1986, as amended.
Grantee hereby acknowledges receipt of a copy of the Plan, represents that Grantee has read the Plan and understands the terms and provisions of the Plan, and accepts this Option subject to all the terms and conditions of the Plan and this Stock Option Grant Certificate, except as otherwise provided herein. Grantee acknowledges that the grant and exercise of this Option, and the sale of Shares obtained through the exercise of this Option, may have tax implications that could result in adverse tax consequences to the Grantee and that Grantee is not relying on the Company for any tax, financial or legal advice and will consult a tax adviser prior to such exercise or disposition.
This Option is designated a nonqualified stock option. It is not an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
In witness whereof, this Stock Option Grant Certificate has been executed by the Company by a duly authorized officer as of the date specified hereon.
Safeguard Scientifics, Inc.
/s/ Peter J. Boni
Peter J. Boni, President and Chief Executive Officer

/s/ Kevin L. Kemmerer Kevin L. Kemmerer

1. Option Expiration. The Option shall automatically terminate on the earliest of the following dates:
     (a) 5 p.m. prevailing Eastern time on the 90th day after the later of the date Grantee (i) ceases to be employed by, or (iii) otherwise ceases providing agreed-to-in-writing services to, the Company, if the termination is for any reason other than disability, death, Cause, or retirement on or after the Grantee’s 65th birthday;
     (b) 5 p.m. prevailing Eastern time on the one-year anniversary date of the later of the date Grantee (i) ceases to be employed by, or (ii) otherwise ceases providing agreed-to-in-writing services to, the Company, on account of the Grantee’s disability;
     (c) 5 p.m. prevailing Eastern time on the one-year anniversary date of the later of the date Grantee (i) ceases to be employed by, or (ii) otherwise ceases providing services to, the Company if the Grantee dies while employed by or while otherwise providing agreed-to-in-writing services to the Company or within three months after the Grantee’s employment or agreed-to-in-writing service ceases on account of a termination described in subparagraph (a) above;
     (d) the date on which the Grantee ceases to be employed by, or otherwise ceases providing agreed-to-in-writing services to, the Company for Cause; or
     (e) 5 p.m. prevailing Eastern time on the one-year anniversary date of the date Grantee’s employment or agreed-to-in-writing service to the Company terminates as a result of retirement on or after the Grantee’s 65th birthday, or after such earlier date as may be determined by the Committee, in its sole discretion, to be warranted given the particular circumstances surrounding the earlier termination of the Grantee’s employment or service.
     Notwithstanding the foregoing, in no event may the Option be exercised after the expiration of the Term of Option specified on page 1. For purposes of this Option, the term “Cause” shall have the meaning as defined in the Grantee’s Employment Agreement. Other than as specifically set forth herein, any portion of the Option that is not vested at the later of the date (i) Grantee ceases to be employed by, or (ii) otherwise ceases providing agreed-to-in-writing service to, the Company shall immediately terminate.
     In the event Grantee’s employment or other agreed-to-in-writing service to the Company is terminated for Cause, the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates upon refund by the Company of the exercise price paid by the Grantee for such shares.
2. Exercise Procedures.
     (a) Subject to the provisions of this Stock Option Grant Certificate and the Plan, the Grantee may exercise part or all of the vested Option by giving the Company written notice of intent to exercise in the manner provided in Paragraph 12 below, specifying the number of Shares as to which the Option is to be exercised. On the delivery date, the Grantee shall pay the exercise price (i) in cash; (ii) by delivering Shares of the Company (duly endorsed for transfer or accompanied by stock powers signed in blank) which shall be valued at their fair market value on the date of delivery (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board; or (iv) by such other method as the Committee may approve. The Committee may impose from time to time such limitations as it deems appropriate on the use of Shares of the Company to exercise the Option.
     (b) The obligation of the Company to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. The Company may require that the Grantee (or other person exercising the Option after the Grantee’s death) represent that the Grantee is purchasing Shares for the Grantee’s own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as the Board deems appropriate. All obligations of the Company under this Stock Option Grant Certificate shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. Subject to Committee approval, the Grantee may elect to satisfy any income tax withholding obligation of the Company with respect to the Option by having Shares withheld up to an amount that does not exceed the minimum marginal tax rate for federal (including FICA), state and local tax liabilities.
3. Vesting and Forfeiture of Unvested Options.
     (a) In the event Grantee’s employment or other agreed-to-in-writing service to the Company is terminated for any reason, Grantee shall forfeit all Options in which Grantee is not vested at the time Grantee’s employment or other agreed-to-in-writing service to the Company ceases in accordance with the Vesting Schedule set forth in Section 3(b) (hereinafter referred to as the “Unvested Options”).
     (b) (1) Basic Vesting.
               If the Grantee remains employed by or otherwise continues providing agreed-to-in-writing service to the Company through the applicable vesting events, Grantee shall acquire a vested interest in, and the forfeiture provisions of this Section 3 shall lapse, in accordance with the following vesting schedule, on the first date after the Grant Date that the average closing price of a share of the Company’s common stock, as reported on the New York Stock Exchange consolidated tape, for the 20 consecutive trading days ending immediately prior to such date, equals or exceeds the prices set forth in the table below

Percentage Vesting	Per Share Stock Price
First 20%	$3.1548
Next 30%	$4.6466
Next 40%	$6.5114
Final 10%	$7.2246
          (2) Additional Vesting for Partial Achievement of Performance Goals.
          The purpose of this Section 3(b)(2) is to provide a mechanism for vesting on a semi-annual basis under circumstances where the highest average closing stock price of a share of the Company’s common stock, as reported on the New York Stock Exchange consolidated tape, for any 20 consecutive trading days exceeds either the exercise price of the Option or one of the designated per share stock price vesting thresholds specified in Section 3(b)(1) above but is less than the next higher per share stock price vesting threshold specified in Section 3(b)(1) above. The number of shares as to which the Option shall vest at the end of each semi-annual period ending on June 30 and December 31 of each calendar year shall be determined based on the pro rata difference between (i) any incremental improvement in the stock price in excess of any earlier stock price improvement that may have been achieved and for which partial or full vesting of each such vesting tranche may have occurred and (ii) the next higher per share stock price vesting threshold specified in Section 3(b)(1) above.
          For purposes of this Section 3(b), if the Company’s common stock is not principally traded on the New York Stock Exchange, achievement shall be measured based on (i) the per share closing price of the common stock as reported in the Wall Street Journal for the exchange on which the Company’s common stock is principally traded on such date; or (ii) if the Company’s common stock is not principally traded on an exchange, the mean between the last reported “bid” and “asked” prices of common stock on the relevant date, as reported by such quotation system on which the Company’s common stock is quoted, as applicable, and as the Board determines; or (iii) if the Company’s common stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the price per share determined by the Board in its sole and absolute discretion.
          In the event of any changes in the number or kind of shares of common stock outstanding by reason of a stock dividend, spinoff, recapitalization, stock split or combination or exchange of shares, the number of shares underlying this stock option grant and the per share stock price vesting thresholds set forth in Section 3(b)(1) above shall be adjusted appropriately to reflect such changes.
          Notwithstanding the foregoing, in the event of a termination upon a Change of Control (as defined in the Plan), the Grantee shall be deemed to be fully vested in any Unvested Options.
4. Change of Control. The provisions of the Plan applicable to a Change of Control shall apply to the Option, and, in the event of a Change of Control, the Board may take such actions as it deems appropriate pursuant to the Plan.
5. Restrictions on Exercise. Only the Grantee may exercise the Option during the Grantee’s lifetime. After the Grantee’s death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Grantee, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Stock Option Grant Certificate. Notwithstanding the foregoing, the Committee may provide, at or after grant, that a Grantee may transfer nonqualified stock options pursuant to a domestic relations order or to family members or other persons or entities on such terms as the Committee may determine.
6. Grant Subject to Plan Provisions; Entire Agreement. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and exercise of the Option are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the Shares, (iii) capital or other changes of the Company, and (iv) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder. This Stock Option Grant Certificate represents the entire agreement between the parties with respect to the grant of the Option and may only be modified or amended in a writing signed by both parties.
7. No Employment Rights. The grant of the Option shall not confer upon the Grantee any right to be retained by or in the employ of the Company and shall not interfere in any way with the right of the Company to terminate the Grantee’s employment or service at any time pursuant to the Grantee’s Employment Agreement. No policies, procedures or statements of any nature by or on behalf of the Company (whether written or oral, and whether or not contained in any formal employee manual or handbook) shall be construed to modify this Stock Option Grant Certificate or to create express or implied obligations to the Grantee of any nature.
8. No Stockholder Rights. Neither the Grantee, nor any person entitled to exercise the Grantee’s rights in the event of the Grantee’s death, shall have any of the rights and privileges of a stockholder with respect to the Shares subject to the Option until certificates for Shares have been issued upon the exercise of the Option.
9. No Disclosure. The Grantee acknowledges that the Company has no duty to disclose to the Grantee any material information regarding the business of the Company or affecting the value of the Shares before or at the time of a termination of the Grantee’s employment, including without limitation any plans regarding a public offering or merger involving the Company.

10. Assignment and Transfers. The rights and interests of the Grantee under this Stock Option Grant Certificate may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Stock Option Grant Certificate, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Grantee, and the Option and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Stock Option Grant Certificate may be assigned by the Company without the Grantee’s consent.
11. Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and determined in accordance with the laws of the Commonwealth of Pennsylvania.
12. Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company care of the General Counsel at the Company’s headquarters and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company, or to such other address as the Grantee may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.